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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

Owens-Illinois, Inc.:

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related prospectus of Owens-Illinois, Inc. for the registration of 36,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 23, 2003, with respect to the consolidated financial statements and schedule for Owens-Illinois, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Toledo, Ohio
October 9, 2003

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CONSENT OF INDEPENDENT AUDITORS